Ex99-48

                                                                       ORIGINAL

                                             EMPIRE STATE PIPELINE
                                SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                                    BETWEEN
                                       ST. CLAIR PIPELINE COMPANY, INC.
                                                      AND
                                      EMPIRE STATE PIPELINE COMPANY, INC.

Dated as of September 27, 1996

                                SECOND AMENDED AND RESTATED OPERATING AGREEMENT

                                               TABLE OF CONTENTS

ARTICLE I                  DEFINITIONS                                               1
ARTICLE 11                 FORMATION AND PURPOSES                                    1

2.1                        Formation                                                 1
2.2                        Treatment                                                 2
2.3                        Name                                                      2
2.4                        Purposes                                                  2
2.5                        Principal Office                                          2
2.6                        Use of Pipeline                                           2
2.7                        Assumption of Ownership Expenses                          2
2.8                        Representations and Warranties of the Joint
                              Ventures                                               2

ARTICLE III                CAPITALIZATION, ALLOCATIONS AND DISTRIBUTIONS             3

3.1                        Initial Capital Contributions                             3
3.2                        Additional Capital Contributions                          3
3.3                        Payment of Capital Contributions                          4
3.4                        Joint Venture Default Loans                               5
3.5                        Joint Venture Loans                                       6
3.5.1                      Loans in Place of Capital Contributions                   6
3.5.2                      Working Capital Loans                                     6
3.5.3                      Institutional Loans                                       7
3.6                        Allocation of Profits and Losses                          7
3.7                        Distributions of Excess Cash
3.8                        Notice of Transfer                                        7

ARTICLE IV                 OPERATING MANAGER                                         7

4.1                        Designation of Operating Manager                          7
4.2                        Responsibilities of Operating Manager                     8
4.3                        Personnel                                                 10
4.4                        Standard of Performance of Operating Manager              10
4.5                        Accounting and Compensation                               11
4.6                        Operating Budgets                                         11
4.7                        Rate Reviews                                              11
4.8                        Cooperation                                               11

ARTICLE V                  INDEMNITY AND INSURANCE                                   12

5.1                        Indemnity and Litigation                                  12
5.2                        Insurance                                                 13

ARTICLE VI                 MANAGEMENT OF THE JOINT VENTURE                           13

6.1                        Management Authority                                      13
6.2                        Rules and Regulations                                     13
6.3                        Management Committee Members                              13
6.4                        Management Committee Voting Requirements; Quorum          14
6.5                        Management Committee Officers                             14
6.6                        Indemnification of Management Committee                   14

ARTICLE VII                ACCOUNTING AND TAXATION                                   15

7.1                        Accounting Practices and Procedures                       15
7.2                        Preparation of Financial Statements and
                              Custody of Books and Records                           15
7.3                        Books of Account                                          15
7.4                        Annual Financial Statements                               15
7.5                        Interim Financial Statements                              15
7.6                        Taxation                                                  16

ARTICLE VII                LIMITATION OF LIABILITIES                                 17

8.1                        Limitation of Liability of Joint Venturers                17
8.2                        Contracts to Limit Joint Venturers' Liabilities           17
8.3                        Limitation of Liabilities                                 17
8.4                        Satisfaction of Judgments; Costs of Defense               17

ARTICLE IX                 FORCE MAJEURE                                             17

9.1                        Force Majeure                                             17
9.2                        Force Majeure Defined                                     18
9.3                        Limitations                                               18

ARTICLE X                  TRANSFER OR ASSIGNMENT                                    18

10.1                       Transferor Pledge of Joint Venture Interest               18
10.2                       Transfer in Connection with Transfer of
                              Ownership Interest Pursuant to the Joint
                              Ownership Agreement                                    18
10.3                       Conditions to Transfer                                    19
10.4                       Effect of Permitted Transfers                             20

10.5                       Effect of Prohibited Transfers                            20
10.6                       Transfers and Withdrawals Prohibited                      20
10.6.1                     Prohibited Acts                                           20
10.6.2                     Liability                                                 21
10.7                       Legend on Evidences of Indebtedness Held by
                              Joint Venturers                                        21
10.8                       Admission of New Joint Venturer                           21
10.9                       Mutual Assurances                                         21

ARTICLE XI                 EVENTS OF DEFAULT                                         21

11.1                       Nature of Events                                          21
11.2                       Default Remedies                                          22

ARTICLE XII                DISSOLUTION AND LIQUIDATION                               22

12.1                       Term of Joint Venture                                     22
12.2                       Automatic Dissolution Upon Occurrence of
                              Certain Events                                         22
12.2.1                     Events                                                    22
12.2.2                     Effect                                                    23
12.3                       Dissolution Upon Occurrence of Other Events               23
12.3.1                     Events                                                    23
12.3.2                     Effect                                                    24
12.3.3                     Purchase of Interest                                      24
12.3.4                     Appraisal                                                 25
12.4                       Winding Up and Liquidation                                25
12.4.1                     Priority of Liquidation- Distribution                     26
12.4.2                     Reserves                                                  26
12.4.3                     Restoration of Deficit Capital Accounts                   26
12.5                       Termination Subject to Laws and Regulations               26

ARTICLE XII                ARBITRATION                                               27

13.1                       Management Committee Deadlocks                            27
13.2                       Arbitration Procedure                                     27

ARTICLE XIV                NOTICES                                                   27

ARTICLE XV                 MISCELLANEOUS                                             28

15.1                       Applicable Law                                            28
15.2                       Laws and Regulatory Bodies                                28
15.3                       Waiver                                                    29
15.4                       Modification                                              29

15.5                       Captions                                                  29
15.6                       Equal Employment Opportunity                              29
15.7                       Survival                                                  29
15.8                       Entire Agreement                                          29
15.9                       Severability                                              30
15.10                      Parties Bound and Benefited                               30
15.11                      Disposition of Documents                                  30
15.12                      Disclosure                                                30
15.12                      Outside Interests                                         30
15.13                      Brokerage Commissions                                     30

APPENDIX A.                Definitions
APPENDIX B.                Accounting Procedures
APPENDIX C.                Rules and Regulations

                                          SECOND AMENDED AND RESTATED
                                              OPERATING AGREEMENT

                  THIS  AGREEMENT,  made as of September  27, 1996 by and between ST. CLAIR  PIPELINE  COMPANY,
INC., a pipeline  corporation  organized and existing under the New York Transportation  Corporations Law ("St.
Clair"), and EMPIRE STATE PIPELINE COMPANY,  INC., a pipeline corporation  organized and existing under the New
York  Transportation  Corporations  Law ("ESPC") (St. Clair and ESPC hereinafter  sometimes  referred to as the
"Joint Venturers", and each, a Joint Venturer")

                                                  WITNESSETH:

                  WHEREAS, St. Clair and ESPC have entered into a Second Amended and Restated Joint Ownership
Agreement, dated as of even date herewith, providing for the ownership, as Tenants in Common, of the Empire
State Pipeline; and St. Clair, ESPC, and ANR Pipeline Company have entered into a Second Amendment to the
Construction Agreement, dated as of even date herewith, providing for the construction of the Empire State
Pipeline;

                  WHEREAS, pursuant to the Second Amended and Restated Joint Ownership agreement and the
Construction Agreement, St. Clair and ESPC will own the Initial Line, as hereinafter defined;

                  WHEREAS, the parties hereto desire to voluntarily associate themselves as joint venturers to provide for the operation and maintenance of the Pipeline (as hereinafter defined) and to engage in the business of the transportation of natural gas pursuant to the terms and conditions herein set forth;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                                   ARTICLE I
                                                  DEFINITIONS

                  Unless the context otherwise requires or unless otherwise defined herein, the terms defined in Appendix A hereto shall, for all purposes of this Agreement, have the respective meanings set forth therein.

                                                  ARTICLE II
                                              FORMATION AND USES

2.1      Formation.  ESPC and St. Clair previously formed Empire State Pipeline as a joint venture as of the date of the Operating Agreement dated December 22, 1988 ("Formation Date"), pursuant to the New York
         Act for the purposes stated herein.  Except as expressly provided herein to the contrary, the rights and obligations of the Joint Venturers and the administration and termination of the Joint Venture shall be governed by the New York Act.

2.2      Treatment.  The Joint Venture is intended as, and shall be, a New York joint venture for contract, tort and for every other purpose whatsoever.  The Joint Venturers shall take all actions as may be necessary or appropriate to qualify for, receive and maintain such treatment as a New York joint venture, including, but not limited to, the execution of any required amendment to this Agreement and/or any required certificate.

2.3      Name.  The name of the Joint Venture shall be "Empire State Pipeline".  The business of the Joint
         Venture shall be conducted under the name "Empire State Pipeline" or such other name as the
         Management Committee may from time to time determine.

2.4      Purposes.  The purposes of the Joint Venture shall be the operation and maintenance of the Pipeline, and the transportation of Gas through the Pipeline, pursuant to the provisions of this Agreement, and the conduct of anything incidental to the foregoing purposes.

2.5      Principal Office.  The principal office of the Joint Venture shall be located at the principal office of ESPC or at such other place as the Management Committee shall from time to time determine.  Notice of any change in such office shall be given to each Joint Venturer.

2.6      Use of Pipeline.  The Joint Venturers agree to make available to the Joint Venture, throughout the term of the Joint Venture, for use in its business, all of their respective Ownership Interests in the Pipeline and in any and all certificates, licenses, permits and approvals of regulatory agencies relating to the Pipeline; provided, however, that the Pipeline and all such certificates, licenses, permits and approvals shall be and remain the property and rights of the respective Joint Venturers, and shall not be or become the property or assets of the Joint Venture.

2.7      Assumption of Ownership Expenses.  After the Initial Line or any Incremental Expansion is placed in commercial operation, the Joint Venture shall be responsible for all expenses and costs incident to the ownership of the Initial Line and any such Incremental Expansion, including property taxes and assessments and property damage and liability insurance.

2.8      Representations and Warranties of the Joint Venturers.  Each Joint Venturer represents and warrants to, and agrees with, each other Joint Venturer, as of the date hereof, that:

                  (i)      It is a  corporation  duly  incorporated  and validly  existing and in good standing under the  Transportation  Corporations  Law with full power and  authority to enter into and perform its obligations hereunder;

                  (ii)     The  execution  and delivery of this  Agreement  have been duly  authorized,  and no order, approval, license, authorization or validation of, or filing, recording or

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                           registration with, or exemption by, any governmental authority is required to authorize, or is required in connection with the execution and delivery by it of this Agreement or the legality, validity, binding effect or enforceability of this
                           Agreement,

                  (iii)    This Agreement, when executed and delivered, will be valid and binding on it, enforceable in accordance with its terms, except to the ex-tent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor's fights generally and by equitable principles;

                  (iv)     The execution, delivery and performance of this Agreement does not contravene, violate or conflict with any provision or constitute a default under, any of its organizational documents, any contractual covenant or any restriction by which it or its property is bound or any existing permit, license, law, regulation, rule, ordinance, order, judgment or decree applicable to such Joint Venturer or the business or properties of such Joint Venturer;

                  (v)      It has not received written notice of any action, proceeding or investigation pending, nor to its knowledge is any such action, proceeding or investigation threatened (or any basis therefor known to it) which questions the validity of this Agreement or which would materially adversely affect its rights or obligations as a Joint Venturer or the business, operations, or financial condition of the Joint Venture;

                  (vi)     It is not a "holding company" or an "electric utility" or a "public utility"
                           within the meaning of the Public Utility Holding Company Act of 1935, as amended or a "public utility" within the meaning of the Federal Power Act, as amended; and

                  (vii)    There are no finders' or brokers' commissions and expenses, whether due previously, now or in the future, with respect to the entry into this Agreement or the project contemplated by this Agreement.

                                                  ARTICLE III
                                 CAPITALIZATION, ALLOCATIONS AND DISTRBUTIONS

3.1      Initial Capital Contributions.  Prior to the execution of this Agreement, the Joint Venturers shall have contributed to the capital of the Joint Venture, in cash, the amount of $1,000.

3.2      Additional  Capital  Contributions.  The  Joint  Venturers  shall,  from  time to time  pursuant  to a request  under Section 3.3. 1, provide funds as  additional  Capital  Contributions,  in proportion to their  Joint  Venture  Interests,  as shall be  necessary,  after  taking into  account the  operating revenues of the Joint  Venture and the  proceeds of any loans to the Joint  Venture,  to pay the debts and  obligations  of the  Joint  Venture  as they  become  due,  including,  without  limitation,  all obligations of the Joint Venture to reimburse the Operating Manager for its

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                  reasonable costs, expenses and expenditures pursuant to Section 4.5.2, and to provide working capital and contingent reserves (excluding any capital improvements or additions to or replacements of the Pipeline which are or will be funded by the Tenants under the Joint
                  Ownership Agreement), necessary to operate and maintain the Pipeline and operate and administer the Joint Venture.

3.3      Payment of Capital Contributions.  Except as may be otherwise determined by the Management Committee:

         3.3.1    The Management  Committee or the Operating Manager shall issue a written request,  containing the  information  set forth in the Accounting  Procedures  attached  hereto as Appendix B, to each Joint Venturer for payment of each Capital  Contribution  to be made in accordance  with this  Agreement  at such times and in such  amounts as the  Management  Committee  shall deem
                  appropriate  in  light  of  the  cash   requirements  of  the  Joint  Venture.   All  Capital
                  Contributions  received by the Joint Venture from a Joint  Venturer  pursuant to this Section
                  3.3.1 on or before the date  specified  in the  Accounting  Procedures  shall be  credited to such Joint  Venturer's  Capital Account as of such specified date and all amounts received by the Joint  Venture  from a Joint  Venturer  pursuant  to this  Section  3.3.1  after the date specified in the  Accounting  Procedures  shall,  subject to the provisions of Section 3.3.5, be credited to such Joint Venturer's Capital Account as of the date of receipt thereof

         3.3.2    Each  Joint  Venturer  agrees to make  payment of its  respective  Capital  Contributions  in immediately  available  funds in  accordance  with the  requests  issued  pursuant to Section
                  3.3.1 on or prior to the date specified in the Accounting Procedures.

         3.3.3    Except  as may  be  otherwise  provided  in  this  Agreement,  the  obligation  of the  Joint
                  Venturers to make Capital  Contributions  hereunder  shall not inure to the benefit of, or be enforceable  by,  any  person  or entity  other  than the Joint  Venture  or any other  Joint
                  Venturer.  No Joint  Venturer  shall be  obligated  to make any Capital  Contribution  in the event and during the period of time any other Joint  Venturer is in  material  default  under this  Agreement.  No interest,  except as otherwise  set forth  herein,  shall be paid on any
                  Capital Contribution by any Joint Venturer.

         3.3.4    Any Capital  Contribution  which a Joint Venturer is obligated to make under any provision of this  Agreement  and which is not made on or prior to the date  specified  in the  Accounting
                  Procedures  shall be a debt payable by such  defaulting  Joint  Venturer to the Joint Venture within 90 days after such due date and shall bear  interest  in the same  manner as  provided in Section 3.4.1 with respect to Joint  Venturer  Default  Loans,  and the  defaulting  Joint
                  Venturer  shall  indemnify and hold harmless the Joint Venture and the  non-defaulting  Joint
                  Venturers  from and  against  all loss,  cost,  liability,  damage  and  expense,  including, without  limitation,  reasonable  counsel fees,  penalties  and fines  incurred in connection with or arising from any cause

                                                       4

                  whatsoever  relating  directly  or  indirectly  to the  failure  to  make  such  contribution
                  ("Default  Expenses").  Such Default  Expenses (other than interest  expense  incurred by the
                  Joint  Venture,  to the  extent  of the  interest  that  accrues  at the  Interest  Rate,  in
                  connection   with  the  failure  of  the   defaulting   Joint  Venturer  to  make  a  Capital
                  Contribution)  shall,  as incurred,  become part of the  principal of the debt  obligation of such Defaulting Joint Venturer.

         3.3.5    If the  defaulting  Joint  Venturer  repays an  outstanding  debt  obligation  arising  under
                  Section  3.3.4 to the Joint  Venture,  such  repayment  shall be applied  first  against  the original  principal  balance of, next against Default Expenses  relating to, and next against accrued  interest on, such  obligation  until such  obligation has been paid in full.  During such  time as a Joint  Venturer  has  outstanding  a debt  obligation  to the  Joint  Venture pursuant to Section 3.3.4,  all  distributions  to which the defaulting  Joint Venturer would have been entitled  shall be deemed  distributed  to the  defaulting  Joint Venturer and then deemed  immediately  applied by such defaulting Joint Venturer to repay such debt obligation, applying such  distributions  first against the original  principal  balance of, next against
                  Default  Expenses  relating to, and next against accrued  interest on, such obligation  until such  obligation has been paid in full. The amount of any  distribution  or actual  repayment in excess  of the  amount  needed  to repay  such debt  obligation  shall be  distributed  or repaid,  as the case may be, to the  defaulting  Joint  Venturer.  The  amount of any  deemed distribution  or  actual  repayment  which is  applied  against  repayment  of the  principal balance of such debt  obligation  (other than the portion  attributable  to Default  Expenses and interest)  shall be treated as a Capital  Contribution  by the defaulting  Joint Venturer to the Joint  Venture.  No part of a distribution  that is deemed made to a defaulting  Joint
                  Venturer  pursuant  to  this  Section  3.3.5,  nor  any  part  of an  actual  repayment  by a defaulting  Joint Venturer,  that is  attributable  to Default  Expenses or interest shall be treated as a Capital Contribution by the defaulting Joint Venturer to the Joint Venture.

         3.3.6    No Joint Venturer shall make any Capital  Contributions  to the Joint Venture except pursuant to a request of the Management Committee pursuant to Section 3.3. 1.

         3.3.7    In  addition to any other  right or remedy  available  to a  non-defaulting  Joint  Venturer, whether at law or in equity,  in the event that a defaulting  Joint  Venturer  falls to repay its debt  obligation to the Joint Venture  pursuant to Section 3.3.4 within 90 days after the due date of the  Capital  Contribution,  the  non-defaulting  Joint  Venturer  shall have the right to dissolve the Joint Venture pursuant to Section 12.3.

3.4      Joint Venturer Default Loans.

         3.4.1    If after a request by the Management Committee pursuant to Section3.3.1, a Joint Venturer refuses or fails to contribute its share of Capital Contributions to the Joint Venture in accordance with this Agreement, then any non-defaulting Joint Venturer

                                                       5

                  shall have the right,  but not the  obligation,  to loan to the Joint  Venture  the amount of the defaulting Joint  Venturer's  share ("Joint Venturer Default Loan"),  which loan shall be payable by the Joint  Venture  within 90 days after demand  therefor,  together with interest thereon  at the  Interest  Rate.  Interest  shall  accrue at the  Interest  Rate and shall be added to principal at the end of each calendar  month.  In no event shall  interest or deemed interest be higher than the maximum rate permitted by law.

         3.4.2    At such time as any deemed distribution described in Section 3.3.5 is applied to repay a defaulting Joint Venturer's debt obligation to the Joint Venture (resulting from such defaulting Joint Venturer's nonpayment of a Capital Contribution, as described in Section
                  3.3.4) or after such debt obligation is otherwise paid by the defaulting Joint Venturer, an amount equal to such deemed distribution or payment shall be used to repay any outstanding
                  Joint Venturer Default Loans, applying such amount first against the original principal balance of, next against Default Expenses related to, and next against accrued interest on, such Joint Venturer Default Loans until such principal and accrued interest are repaid in full.  If more than one Joint Venturer Default Loan is outstanding, such Joint Venturer
                  Default Loans shall be repaid in the order in which they were made.  If any Joint Venturer
                  Default Loan, together with all interest thereon, is not repaid within 90 days after demand, the lending Joint Venturer or Joint Venturers shall have the right to dissolve the
                  Joint Venture pursuant to Section 12.3 in addition to any other rights and remedies available to the non-defaulting Joint Venturer or Joint Venturers and the Joint Venture,
                  whether at law or in equity.

         3.4.3    Notwithstanding any other provision of this Agreement to the contrary, neither the obligation of a Joint Venturer to make any Capital Contributions hereunder nor the amount of such Capital Contribution shall be affected as a result of a Joint Venturer's previous failure to make any Capital Contribution.

         3.4.4    In addition to the rights set forth in this Section 3.4, each non-defaulting Joint Venturer shall be entitled to the right to purchase the defaulting Joint Venturer's Interest subject to the provisions of, and in accordance with, Section 3.06 of the Joint Ownership Agreement.

3.5      Joint Venture Loans.

         3.5.1    Loans in Place of Capital Contributions.  In lieu of making a Capital Contribution, the
                  Joint Venturers may upon the unanimous approval of the Management Committee loan such amount or amounts upon such terms and conditions as the Management Committee shall approve so long as each Joint Venturer loans the same amount.

         3.5.2    Working Capital Loans.  At the request of the Operating Manager, and upon notice to all
                  Joint Venturers, any Joint Venturer may make working capital loans to the Joint

                                                       6

                  Venture at any time and from time to time provided that such loans are at least as favorable to the Joint Venture as those available from unaffiliated persons and that such loans shall be subject to the prior review of the Management Committee.  Such loans shall be payable on demand and in any event shall be paid not later than twelve (12) months after the date made, and shall bear interest at the Prime Rate.  A Joint Venturer making any such working capital loan or loans shall give prompt notice thereof to each other Joint Venturer.

         3.5.3    Institutional Loans.  The Joint Venturers, by mutual agreement, shall have the right to cause the Joint Venture to obtain a loan or loans in such amounts and on such terms determined by the Management Committees either unsecured or secured from one or more lenders (each a "Loan").  Any such Loan shall be with recourse only to the assets of the
                  Joint Venture, and not to the assets of each Joint Venturer unless otherwise agreed to by all Joint Venturers.

3.6      Allocation of Profits and Losses.  All Profits, Losses and credits shall be allocated to the Joint
         Venturers in proportion to their respective Joint Venture Interests.

3.7      Distributions of Excess Cash.  From time to time, but at least annually following receipt of cash and operating budgets for the ensuing fiscal year, the Management Committee will determine the cash requirements of the Joint Venture.  Distributions of any excess cash as determined by the Management
         Committee shall be made only to all Joint Venturers simultaneously in proportion to their respective
         Joint Venture Interests at the time thereof in such amounts and at such times as shall be determined by the Management Committee.  Distributions made to any defaulting Joint Venturer during any period in which such defaulting Joint Venturer is in default in the payment of any required Capital
         Contribution shall be made in the manner provided in Section 3.3.5. Distributions upon liquidation shall be made in accordance with Section 12.4.1.

3.8      Notice of Transfer.  In the event of any transfer of a Joint Venture Interest pursuant to Article X hereof, the transferring Joint Venturer agrees to give notice to the Management Committee and the
         Operating Manager if the transferee of its Joint Venture Interest is a Person subject to withholding as a foreign person under the Code.  Any such withholding required under the Code (other than interest and penalties assessed or accrued under the Code after proper notice is given under this
         Section 3.8) will be withheld from the distributions made to such foreign person.

                                                  ARTICLE IV
                                               OPERATING MANAGER

4.1      Designation of Operating Manager.  (a) ESPC is hereby designated and agrees to serve as Operating
         Manager of the Pipeline.  Notwithstanding the foregoing, the Joint Venturers have

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         entered into an agreement between the Joint Venture and ANR Pipeline Company ("ANR"), an Affiliate
         of ESPC, pursuant to which ANR has assumed the duties and obligations of Operating Manager hereunder for the term set forth in such agreement.

         (b)  The Joint Venturers (other than the Joint Venturers who are Affiliates of the Operating
         Manager) may vote to remove the Operating Manager for good cause; provided, that such Joint
         Venturers (or any of them) shall have given at least sixty (60) days' notice to the Operating
         Manager of the action contemplated by such Joint Venturer or Joint Venturers, together with the reasons therefor, and the Operating Manager shall not have rectified or cured, to the satisfaction of such Joint Venturer or Joint Venturers, the acts or omissions specified by such Joint Venturer or
         Joint Venturers.  The Management Committee shall select a replacement Operating Manager to become effective upon the removal of any Operating Manager.

4.2      Responsibilities of Operating Manager.  Operating Manager shall, unless otherwise directed by the
         Management Committee in writing (including Management Committee resolutions), perform the following duties as agent on behalf of the Joint Venture:

         (a)      Procure and furnish, or cause to be furnished by one or more Third Persons, all materials, equipment, services, supplies and labor necessary for the operation, maintenance and repair of the Pipeline, including, without limitation, the following:

                  (1)      Supervision of the operation and maintenance of the Pipeline;

                  (2)      Communications, inspection surveillance, flow control, corrosion control, and monitoring;

                  (3)      Periodic testing and adjustment of the Pipeline and minor maintenance of the
                           Pipeline and related valves, piping and instruments;

                  (4)      Operation of any compression facilities within the design parameters and design specifications as recommended by the manufacturer;

                  (5)      Utilization of a preventative maintenance program for the Pipeline according to the equipment manufacturer's recommendations;

                  (6)      Operation of compression facilities, if any, using Operating Manager's best efforts to ensure that the Gas utilized meets specifications of equipment manufacturers' recommendations;

                  (7)      Preparation and retention of appropriate records and logs that a prudent operator would maintain regarding the Pipeline, which records and logs shall be made available to the Management Committee upon request;

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                  (8)      Reconstruction, reconditioning, equipment overhaul or replacement of the Pipeline, or any part thereof, as needed;

                  (9)      Gas measurement in accordance with the terms of the Joint Venture's transportation agreement(s) with the Shipper(s), and

                  (10)     Negotiation and, subject to prior approval by the Management Committee, execution of Transportation Agreements as agent for and on behalf of the Joint Venture.

         (b)      In addition to budgeted routine services and repairs, Operating Manager shall perform or cause to be performed such other services as may be necessary, appropriate, or reasonably requested by the Management Committee.  If the estimated cost of any such nonbudgeted item exceeds $100,000, prior written consent of the Management Committee must be obtained as to the terms and conditions upon which such services are to be performed.  Further, in the event any major equipment overhaul or special operation or maintenance services are necessary or appropriate, Operating Manager and the Management Committee shall mutually agree upon the terms and conditions pursuant to which said operation and maintenance services shall be performed.

         (c)      In the case of an explosion, fire, storm or other emergency which might threaten life or property or render the Pipeline, or any part thereof, incapable of continued use or operation, Operating Manager shall take such reasonable steps and incur such expenses as in its opinion are advisable or required and can be provided or obtained by Operating Manager to deal with such emergency, but shall, as promptly as possible, report such emergency to the Management Committee.  As soon as practical after such expenses have been incurred,
                  Operating Manager shall report such expenses to the Management Committee.

         (d)      Perform, or cause to be performed, administrative services for the Joint Venture, including legal, accounting, billing, engineering, planning, budgeting, reporting and other technical services, and maintain the books of account and records of the Joint Venture as required by law or regulation;

         (e)      Have custody of the funds, notes, drafts, acceptances, commercial paper and other securities belonging to the Joint Venture keep the funds belonging to the Joint Venture on deposit in one or more banking institutions, subject to any instructions of the Management
                  Committee; invest and disburse funds in accordance with the procedures approved by the
                  Management Committee;

         (f)      Maintain in force and effect and require all contractors (and their subcontractors)
                  performing services for the benefit of the Joint Venture to maintain in force and effect insurance required by this Agreement;

                                                       9

         (g)      Keep an accurate account of all transactions in the funds and securities of the Joint
                  Venture for which Operating Manager is responsible under (e) above; and, whenever requested by the Management Committee, promptly prepare and submit to the Joint Venturers reports and other information in such form and detail as the Management Committee may reasonably request;

         (h)      Supervise and administer the Transportation Agreement(s), including the collection on behalf of the Joint Venture of amounts due thereunder,

         (i)      Conduct all dealings with governmental units or agencies in respect of the Pipeline including, without limitation, the conduct of rate cases, and the filing of all necessary reports, tariffs, certificates and all other required filings and actions;

         (j)      Do such other acts and things as are necessary to carry out its responsibilities under this
                  Agreement, including the execution of documents as agent on behalf of the Joint Venturers;
                  and

         (k)      Operating Manager may contract with one or more Third Persons to perform all or part of the services to be performed by Operating Manager hereunder.

4.3      Personnel.  Operating  Manager shall  coordinate and direct,  or cause to be coordinated and directed, the activities of persons (including  consultants and professional,  service and other  organizations)
         required by  Operating  Manager to perform its duties and  responsibilities  hereunder in a reasonably efficient and economic manner.  Such persons may include  employees of Operating  Manager or employees of one or more Third  Persons.  Operating  Manager  shall pay,  or cause to be paid,  all  expenses in connection  therewith,  including  compensation,  salaries,  wages,  expenses,  social security taxes, workman's  compensation  insurance,  retirement and insurance  benefits and other such  expenses.  All such  expenses  shall be  reimbursed  to  Operating  Manager by the Joint  Venture as  provided in the
         Accounting Procedures.

4.4      Standard of  Performance  of  Operating  Manager.  Operating  Manager  shall  perform its services and
         carry  out  its  responsibilities   hereunder  and  shall  require  all  contractors  and  materialmen furnishing  labor,  material or services for the operation and maintenance of the Pipeline,  and shall require all  contractors  to require their  subcontractors,  to carry out their  responsibilities,  in accordance  with sound,  workmanlike and prudent  practices  common in the gas pipeline  industry.  In carrying out such  responsibilities,  Operating  Manager shall use its best efforts to comply with, or to cause  compliance  with, all applicable  laws,  statutes,  ordinances,  safety codes, and rules and
         regulations  of   governmental   authorities   having   jurisdiction   and  shall  certify  or  obtain
         certification  with respect to the  operation of the  Pipeline as may be  reasonably  requested by the
         Management Committee from time to time.

                                                      10

4.5      Accounting and Compensation.

         4.5.1    Operating Manager shall keep, or cause to be kept, a full and complete account of all costs, expenses and expenditures incurred by it in connection with the operation, maintenance, upkeep and repair of the Pipeline in the manner set forth in the Accounting
                  Procedures.

         4.5.2    Operating Manager shall be reimbursed by the Joint Venture for all budgeted costs, expenses and expenditures paid or incurred by it in connection with the performance of its obligations hereunder at the rates and in the manner set forth in the Accounting
                  Procedures.  Operating Manager shall carry out its services hereunder on a cost of service basis.  The reimbursement to which Operating Manager shall be entitled shall be determined in accordance with the Accounting Procedures.  In the event of any conflict between the
                  Accounting Procedures and this Agreement, the Accounting Procedures shall control.

4.6      Operating Budgets.  As soon as practical after the date on which the Management Committee accepts a certificate from the PSC authorizing the operation of the Initial Line, Operating Manager shall prepare and submit for approval by the Management Committee an estimate of expenses which Operating
         Manager anticipates will be incurred in the first Calendar Year during which the Initial Line is placed in service.  On or before each November I thereafter, Operating Manager shall prepare and submit for approval by the Management Committee an estimate of operating income and expenses which
         Operating Manager anticipates for the ensuing year.  Except as the Management Committee may otherwise direct, the budget approved by the Management Committee and then in effect shall constitute authorization of Operating Manager to incur the expenses contained in such budget.  If it subsequently appears that the budgeted amount will be exceeded by the lesser of (i) ten percent
         (10%) of such budgeted amount or (ii) $250,000, Operating Manager shall submit a revised budget request, which shall include an explanation of the reason for the anticipated budget overrun, to the
         Management Committee for approval.

4.7      Rate Reviews.  At the direction of the Management Committee, Operating Manager shall from time to time review the rates and fees charged for, and the other terms and conditions of, transportation services and recommend to Joint Venture revisions in such rates and fees or the other terms and conditions of service as necessary to reflect increased or decreased costs or other changes in the terms and conditions of service.

4.8      Cooperation.

         4.8.1    The Joint Venturers shall cooperate with each other and shall act jointly in (i)applying for any license, permit, approval or certificate from any regulatory authority necessary, desirable or convenient for the operation of the Pipeline, including without limitation, the application for the certificate to be issued by the PSC under Article VII

                                                      11

                  of the New York Public Service Law (the "PSC Certificate") and (ii) engaging in any other activities necessary, desirable or convenient for the operation of the Pipeline.

         4.8.2    To the  extent  that any law,  rule,  order  or  regulation  requires  any  license,  permit, approval or  certificate  (including  without  limitation,  the PSC  Certificate)  necessary, desirable  or  convenient  for the  operation  of the  Pipeline  to be applied for and issued under the name of any one Joint  Venturer  on  behalf  of all  Joint  Venturers,  application shall be made in such manner and, to the extent  allowed by law,  the same shall be deemed to be for the benefit and use of all Joint Venturers.

                                                   ARTICLE V
                                            INDEMNITY AND INSURANCE

5.1      Indemnity and Litigation.

         5.1.1    The Joint Venture hereby agrees to indemnify Operating Manager, and its officers, agents and employees (collectively herein, "Indemnitees"), against any and all claims, damages and causes of action (to the extent only that such claims, damages and causes are not satisfied by insurance carried pursuant to Section 5.2. 1) arising out of, in connection with, or as an incident to any act by or omission of Indemnitees in connection with the carrying out by
                  Operating Manager of its responsibilities hereunder, including negligence (but not gross negligence or willful misconduct) of Indemnitees.

         5.1.2    Any and all claims, damages or causes of action arising out of, in connection with, or as an incident to (A) any negligent act by or omission of Indemnitees in connection with the carrying out by Operating Manager of its responsibilities hereunder, which are not covered by insurance, or (B) the Pipeline, its operation, or maintenance, shall be defended by
                  Operating Manager in accordance with its best judgment if (i) the amount involved is
                  $100,000 or less, (ii) no injunctive or similar relief is sought and (iii) no criminal sanction is sought; otherwise, decisions relative to claims, litigation, or settlement thereof, shall be approved by the Management Committee.

         5.1.3    The Operating Manager will include in each Transportation Agreement a provision requiring all Shippers to indemnify and save harmless the Joint Venturers and the Indemnitees from any claim demand or expense for loss, damage or injury arising out of or in any way connected with the quality, use or condition of gas after delivery from the Pipeline for the account of a Shipper and further providing that Indemnitees shall not be responsible for any losses or shrinkage of gas during transportation in the Pipeline, except in the case of willful misconduct or gross negligence on the part of the Indemnitees.

                                                      12

5.2      Insurance.

         5.2.1    Operating Manager shall carry and maintain in force for the benefit of Operating Manager and the Joint Venture insurance of the type and in the amounts generally maintained for similar projects and such other types and amounts, if any, requested by the Management
                  Committee.

         5.2.2    Operating Manager may carry and maintain in force, for its benefit and at its own expense, insurance of the types and in the amounts which Operating Manager in its sole opinion deems necessary to protect it from loss resulting from any claims, damages, causes of action or legal liability in favor of any person arising out of, in connection with, or as an incident to any act by or on-fission of Operating Manager, its officers, agents or employees, in connection with the carrying out by Operating Manager of its responsibilities under this Agreement.

         5.2.3    With respect to claims and losses for damage, injury or destruction of property which is a part of the Pipeline, which property is covered by insurance other than insurance provided for in Section 5.2. 1, it is agreed that neither Operating Manager nor the Joint Venture nor the Joint Venturers shall have any rights of recovery against one another, nor against any of the Affiliates of each, nor the insurers of any of them, and their rights of recovery are mutually waived.  AU such policies of insurance purchased to cover the
                  Pipeline, or any part thereof, or the operation (in any respect) of the Pipeline or any part thereof, or any gas transported or handled therein, shall be endorsed properly to effectuate this waiver of recovery.

                                                  ARTICLE VI
                                        MANAGEMENT OF THE JOINT VENTURE

6.1      Management Authority.  Except as otherwise provided herein or delegated by the Management Committee, the business of the Joint Venture shall be managed by the Management Committee which shall have full authority and discretion with respect to management of the business of the Joint Venture.  No Joint
         Venturer shall have authority to act for, or to assume any obligation or responsibility on behalf of, the Joint Venture except with the prior approval of the Management Committee.

6.2      Rules and Regulations.  The Rules and Regulations of the Management Committee, attached hereto as
         Appendix C, are hereby approved by the Joint Venturers.  Such Rules and Regulations may be amended or supplemented from time to time by the Management Committee.

6.3      Management Committee Members.  The regular members of the Management Committee shall consist of two
         Representatives of each Joint Venturer.  Each Joint Venturer may also

                                                      13

         designate two Alternate Representatives each of whom shall act only in the absence of the relevant
         Representative.  Each Joint Venturer shall give written notice to the other Joint Venturers of its
         Representatives and any Alternate Representatives.  Any action taken in compliance with the direction of the Management Committee shall be binding on the Joint Venture and each Joint
         Venturer.  The participation and acts (including the execution of any papers) of a Joint Venturer's
         Representative, or Alternate Representative as the case may be, acting in such capacity shall be the participation and act of the Joint Venturer.  The participation and acts (including the execution of any papers) by any Alternate Representative of a Joint Venturer shall be deemed to be the act of the
         Representative for whom such Alternate Representative is acting without any evidence of the absence or unavailability of such Representative.  Each Joint Venturer may remove a Representative or
         Alternate Representative previously appointed by such Joint Venturer and designate a new
         Representative or Alternate Representative, as the case may be, in the manner described in this
         Section 6.3.

6.4      Management Committee Voting Requirements; Quorum.  Each Joint Venturer shall designate at any meeting of the Management Committee one Representative or Alternate Representative, who shall be entitled to cast one vote on behalf of such Joint Venturer.  The Management Committee shall act only
         (i) at a meeting held in compliance with the Rules and Regulations at which a quorum is present, or otherwise in compliance with the Rules and Regulations, and (ii) upon the unanimous vote of the duly appointed Representatives or Alternate Representatives, as the case may be; provided, however, that except as otherwise provided in this Agreement, including without limitation, Section 10.8, upon the inability of the Management Committee to reach a decision on any matter in the manner provided herein, any Joint Venturer may initiate arbitration proceedings as provided in Section 13 hereof.
         For purposes of this Section 6.4, a quorum shall consist of not less than one Representative or
         Alternate Representative appointed by each Joint Venturer.

6.5      Management Committee Officers.  The officers of the Joint Venture shall consist of a Chairman of the
         Management Committee, President, Secretary, Assistant Secretary, and other officers as the
         Management Committee shall determine from time to time, with such powers and functions as set forth in the Rules and Regulations.

6.6      Indemnification of Management Committee.  Each Joint Venturer shall, and does hereby, indemnify and hold harmless its Representatives, its Alternate Representatives, and the officers of the Joint
         Venture who are its employees or employees of its Affiliates, against all actions, claims, demands, costs, damages and liabilities arising out of the acts or omissions of any such persons in good faith within the scope of their authority in the course of the Joint Venture's business, and such persons shall not be liable for any obligations, liabilities or commitments incurred by or on behalf of the Joint Venture as a result of any such acts or omissions.

                                                      14

                                                  ARTICLE VII
                                            ACCOUNTING AND TAXATION

7.1      Accounting Practices and Procedures.  The fiscal year of the Joint Venture and the Joint Venturers shall be the calendar year.  All accounting practices and procedures of the Joint Venture shall conform with the accounting rules and regulations, if any, at the time prescribed by any regulatory agency having jurisdiction and, to the extent not covered by such rules or regulations, generally accepted accounting principles at the time prevailing for companies engaged in a business similar to that of the Joint Venture.

7.2      Preparation of Financial Statements and Custody of Books and Records.  The books of account, interim and annual financial statements and other records of the Joint Venture shall be prepared by, and shall be kept and maintained at the principal office of the Operating Manager.  Upon request, any
         Joint Venturer may examine, audit, and copy the books and records of the Joint Venture at all reasonable times during normal business hours.  Such examination and audits may be conducted by personnel or by representatives of such examining Joint Venturer.

7.3      Books of Account.  The books of account for the Joint Venture shall be:

         (i)      Maintained on an accrual basis in accordance with the accounting  rules and  regulations,  if any, at the time  prescribed  by the  regulatory  body or bodies  under the  jurisdiction  of which the Joint  Venture is at the time  operating  and,  to the  extent not  covered by such rules or  regulations,  generally  accepted  principles of accounting at the time  prevailing for companies engaged in a business similar to that of the Joint Venture and

         (ii)     Audited by the  Certified  Public  Accountants  at the end of each  fiscal  year of the Joint
                  Venture and if required by any Joint  Venturer,  at the end of such Joint  Venturer's  fiscal year.

7.4      Annual  Financial  Statements.  As soon as  practicable,  but in any event  within one hundred  twenty
         (120) days following the end of each calendar  year,  the Operating  Manager shall prepare and deliver to each Joint  Venturer a profit and loss  statement and a statement of changes in financial  position
         (or a  statement  of cash  flow in lieu  thereof  for such  fiscal  year  and a  balance  sheet  and a statement of each Joint  Venturer's  Capital Account as of the end of such fiscal year,  together with an audit report thereon of the Certified Public Accountants.

7.5      Interim  Financial  Statements.  As soon as  practicable  after the end of each  calendar  month,  the
         Operating  Manager shall  prepare and deliver to each Joint  Venturer,  together  with an  appropriate certificate of the Person authorized to prepare the same:

                                                      15

         (i)      A profit  and  loss  statement  and a  statement  of  changes  in  financial  position  (or a statement of cash flow in lieu thereof for such month  (including  sufficient  information to permit the Joint  Venturers to calculate  their tax  accruals)  for the portion of the fiscal year then ended and for the 12-month period then ended;

         (ii)     A balance  sheet and a statement of each Joint  Venturer's  Capital  Account as of the end of such month; and

         (iii)    Beginning  with the  first  fiscal  year  following  the date of  initial  deliveries  in the
                  Initial  Line, a statement  comparing  the actual  financial  status and results of the Joint
                  Venture  as of the end of or for such  month  and for the  portion  of the  fiscal  year then ended  with the  budgeted  or  forecasted  status  and  results  as of the end of or for such respective periods.

7.6      Taxation.

         7.6.1    The Joint  Venturers  intend that the Joint  Venture  shall be treated as a  partnership  for federal,  state and local tax  purposes  and the Joint  Venturers  agree to take all  action, including the amendment of this  Agreement  and the execution of other  documents,  as may be required to quality for and receive  such tax  treatment.  The Joint  Venturers  agree not to make any  election to exclude the Joint  Venture  from  Subchapter  K of the Code.  AB of the
                  Joint  Venture's  elections  for  federal  and state  income tax  purposes,  except for those elections  specifically  reserved by the Code or any  applicable  state income tax statute to
                  be  made  by  the  individual  Joint  Venturers,   shall  be  determined  by  the  Management
                  Committee.  The Joint  Venture shall use the accrual  method of  accounting  and the calendar year for purposes of income tax reporting.

         7.6.2    The Joint Venturers  designate ESPC as the tax matters partner of the Joint Venture  pursuant to Section  623 1 (a) (7) of the Code.  Within 120 days  after the end of each  fiscal  year, each Joint Venturer  shall be furnished  with such  information as shall be necessary for the preparation  of its  federal,  state and local  income  tax  returns  and any other  required returns.  All tax  returns  shall be  filed  by the tax  matters  partner  on a timely  basis notwithstanding  any  disagreement or dispute between the Joint Venturers  regarding any such return and  notwithstanding  any other  provision of the Agreement to the  contrary.  The tax matters  partner shall be reimbursed by the Joint Venture for  reasonable  expenses  incurred as a result of acting in that capacity.

         7.6.3    Tax books and  records  shall be  maintained  and  determined  in  accordance  with  Treasury
                  Regulation  Section 1.704-1(b) (2) (iv) or any successor  regulation.  Such books and records will  be  adjusted,  if  necessary,  to  take  into  account  any  changes  required  by  the regulations under Section 704(c) of the Code.

                                                      16

                                                 ARTICLE VIII
                                            LOCATION OF LIABILITIES

8.1      Limitation of Liability of Joint Venturers.  No Joint Venturer shall be liable to any Third Person for Joint Venture losses, liabilities or obligations (except as otherwise expressly agreed to in writing by such Joint Venturer) unless the assets of the Joint Venture shall first have been exhausted.

8.2      Contracts to Limit Joint Venturers' Liabilities.  Unless the Management Committee otherwise approves, the Operating Manager shall not enter into any material contract, lease, sublease, note, or other material agreement unless there is contained therein an appropriate provision limiting the claims of all parties to such instrument and other beneficiaries thereunder to the assets of the
         Joint Venture and expressly waiving any rights of such parties and other beneficiaries to proceed against the Joint Venturers individually.  The word, "material," for purposes of this provision means any contract, lease, sublease, note, or other contract which requires payment of more than
         $50,000 in any calendar year or $100,000 in the aggregate over the term of the contract.

8.3      Limitation of Liabilities.  All obligations, liabilities and commitments incurred and all acts or omissions by officers or employees of the Joint Venturers or their Affiliates, the Operating
         Manager, the Joint Venture, the members of the Management Committee (the "lndemnified Parties"), on behalf of the Joint Venture within the scope of their respective authority and responsibility to act for or on behalf of the Joint Venture, shall be for the sole account, benefit and risk of the Joint
         Venture, and the Indemnified Parties shall not be liable for any such obligations, liabilities, acts or omissions other than those arising out of acts of gross negligence or willful misconduct.

8.4      Satisfaction of Judgments; Costs of Defense.  The Joint Venture shall satisfy any judgment or decree which may be rendered against any of the Indemnified Parties as a result of obligations, liabilities, acts or omissions described in Section 8.1 and shall hold the Indemnified Parties free and harmless from and indemnify them against such obligations, liabilities, acts, or omissions and shall reimburse them for their reasonable costs and expenses incurred in connection therewith or in defense or settlement thereof.

                                                  ARTICLE IX
                                                 FORCE MAJEURE

9.1      Force  Majeure.  If by reason of force  majeure any party is rendered  unable,  wholly or in part,  to carry out its obligations  under Sections 4.2, 4.3 or 4.4 of this  Agreement,  and if such party gives notice  containing  reasonably  full  particulars  of such force  majeure to each other party within a reasonable  time after the occurrence of the cause relied on, the party giving such notice,  so far as and to the extent that it is affected by such force majeure, shall not be liable

                                                      17

         in damages or otherwise  during the  continuance  of any inability so caused;  provided that the party whose  performance  is affected uses  reasonable  efforts to remedy the situation and remove the cause with all reasonable dispatch.

9.2      Force Majeure Defined.  Subject to the provisions of Section 9.3, as used herein "force majeure"
         shall mean acts of God, strikes, lockouts, or other industrial disturbances; acts of a public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms
         (including, but not limited to hurricanes or hurricane warnings) crevasses, floods, washouts;
         arrests and restraints of the government, necessity for compliance with any applicable judicial or regulatory order, or with any law, ordinance or regulation promulgated by any governmental authority having jurisdiction, either federal, state or local civil or military; civil disturbances;
         vandalism: shutdowns for purposes of necessary repairs, relocation, or construction of facilities:
         failure of, breakage or accident to machinery, lines of pipe or other equipment, the necessity for testing (as required by governmental authority or as deemed necessary by the testing party for the safe operation thereof), the necessity of making repairs or alterations to machinery, lines of pipe or other equipment, accidents, breakdowns, inability of any party to obtain necessary material, supplies, equipment, fuel, permits, or labor to perform or comply with any obligation or condition of this Agreement, or rights-of-way; and any other causes, whether of the kind herein enumerated or otherwise, which are not reasonably in the control of the party claiming suspension.  It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party whose performance is affected and that the above requirement that any force majeure situation shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing party when such course is inadvisable in the discretion of the party whose performance is affected.

9.3      Limitations.  A force majeure situation affecting the performance by a party under Sections 4.2, 4.3 or 4.4 of this Agreement, however, shall not relieve such party of liability in the event of its concurring negligence or in the event of its failure to use due diligence to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall a force majeure situation relieve any party from any obligation to make payments as provided in this
         Agreement.

                                                   ARTICLE X
                                            TRANSFER OR ASSIGNMENT

10.1     Transferor  Pledge  of  Joint  Venture  Interest.   No  Joint  Venturer  may  sell,  assign,   pledge,
         hypothecate  or otherwise  transfer all or any part of its Joint  Venture  Interest or permit any such transfer by operation of law except in conformity with this Article X.

10.2     Transfer  in  Connection  with  Transfer  of  Ownership  Interest  Pursuant  to  the  Joint  Ownership
         Agreement.  In the event of a transfer by a Joint Venturer of its entire Ownership

                                                      18

         Interest in the Pipeline pursuant to the Second Amended and Restated Joint Ownership Agreement, such
         Joint Venturer shall, concurrently therewith, transfer its entire Joint Venture Interest and its interest in and to all assets of the Joint Venture (or pursuant to Section 10.3 (vii)  below, more than 99% thereof) to the transferee of such Ownership Interest in the Pipeline.

10.3     Conditions to Transfer.  No transfer of a Joint Venturer's Joint Venture Interest shall be effective unless the following conditions are met (or waived by the non-transferring Joint Venturer in its sole discretion):

         (i)      Transferee Bound by Agreement.  The transferee on or prior to the date of transfer agrees in writing to become a Joint Venturer in the Joint Venture and to be bound by and comply with all of the terms and conditions of this Agreement;

         (ii)     Transferee Assumes All Obligations of Transferor.  The transferee on or prior to the date of transfer agrees in writing to assume all obligations and liabilities of the Joint
                  Venture with respect to the transferred Joint Venture Interest;

         (iii)    Costs.  The Joint Venture shall be reimbursed for all reasonable costs incurred in connection with such transfer;

         (iv)     Tax Indemnity.  The transferor Joint Venturer shall indemnify and hold harmless each other
                  Joint Venturer from and against any and all incremental local, state and federal tax liability and recapture incurred by such other Joint Venturer of the Joint Venture as a result of the transfer.  Such indemnity shall be supported by such security (i.e., guaranty, bond or letter of credit) as the other Joint Venturer may reasonably request in order to assure performance of the indemnification;

         (v)      Contracts; Permits.  The transfer shall be in compliance with all provisions of contracts and agreements to which the Joint Venture is a party and with all regulatory permits, licenses and certificates issued to the Joint Venture (or consents or waivers with respect thereto shall have been obtained by the transferor Joint Venturer), and shall not materially adversely affect the interests of the Joint Venture with respect to any of them;

         (vi)     Single Transferee.  Unless consented to by the other Joint Venturers in their sole discretion, the transfer of the Joint Venture Interest of the transferor is made to not more than one transferee;

         (vii)    Transfer of Entire Interest.  Unless consented to by the other Joint Venturers in their sole discretion, the Joint Venturer transfers not less than all of its Joint Venture
                  Interest, provided that the transferring Joint Venturer without any such consent may transfer (or, upon request of another Joint Venturer, shall only be allowed to transfer)

                                                      19

                  less than 100% (but not less than 99% (the "Majority Partial Interest")) of its Joint
                  Venture Interest in order to avoid adverse tax consequences to the Joint Venture or the
                  Joint Venturers, provided that the holder of the Majority Partial Interest shall have the exclusive right to represent the Joint Venture Interest on the Management Committee;

         (viii)   Regulatory and Other Approvals.  Any necessary approvals and consents or waivers of regulatory agencies and other parties shall have been obtained and the transfer is in all respects made in compliance with applicable law; and

         (ix)     Application of Laws and Regulations.  Unless consented to by the other Joint Venturers in their sole discretion, a transfer of a Joint Venture Interest is not permitted if it would subject any Joint Venturer to any law or regulation to which such Joint Venturer would not otherwise be subject, including, without limititation, the Public Utility Holding Company
                  Act of 193 5.

10.4     Effect of Permitted Transfers.  Upon any transfer of a Joint Venture Interest in accordance with
         Sections 10.2 and 10.3, the transferee shall become a substitute Joint Venturer and shall thereafter be treated as a Joint Venturer for all purposes of this Agreement.  No transfer pursuant to this
         Article X shall give rise to a right in any Joint Venturer to dissolve the Joint Venture.  Except as provided in Sections 10.2 and 10.3, no assignment or other transfer shall give rise to a right in any transferee to be substituted as a joint venturer in the Joint Venture, unless agreed to by all the Joint Venturers.

10.5     Effect of Prohibited Transfers.  Any purported transfer of an interest in the Joint Venture by a
         Joint Venturer in violation of the terms and conditions of this Agreement shall be void ab initio and shall not cause a dissolution of the Joint Venture but shall result in the forfeiture of such
         Joint Venturees night to participate in the management of the Joint Venture; Provided however, that nothing herein contained shall be deemed to limit any right or remedies that the Joint Venture or any other Joint Venturer may have against such defaulting Joint Venturer hereunder or at law or in equity.

10.6     Transfers and Withdrawals Prohibited.

         10.6.1   Prohibited Acts.  No Joint Venturer shall:

                  (i)      make any  sale,  assignment,  or  other  transfer  of any  part or all of its  Joint
                           Venture  Interest  voluntarily  or any such  transfer by  operation of law except in conformity with the terms of this Article X; or

                  (ii)     withdraw from the Joint Venture; or

                                                      20

                  (iii)    do any act which would cause the dissolution of the Joint Venture except in conformity with the terms of this Agreement.

         10.6.2   Liability.  Any Joint Venturer who takes or permits action in violation of this Section
                  10.6 shall be liable to the other Joint Venturers or the Joint Venture as a result of such violation.  No assignee by a transfer which violates any provisions of this Agreement shall be substituted as a Joint Venturer in the Joint Venture.

10.7     Legend on Evidences of Indebtedness Held by Joint Venturers.  Except with the approval of the
         Management Committee, all evidences of indebtedness for borrowed money of the Joint Venture held by any of the Joint Venturers shall bear an appropriate legend to indicate that such indebtedness is held subject to, and may be assigned or transferred only in accordance with, the terms and conditions of this Agreement.

10.8     Admission of New Joint Venturer.  Except as provided in Sections 10.2 and 10.3, additional Persons may become parties to this Agreement and Joint Venturers to the Joint Venture only with the unanimous consent of the Joint Venturers and upon execution of an amendment to this Agreement in form and substance acceptable to the Joint Venturers.  Any disagreement among the Joint Venturers with respect to the admission of a new joint venturer pursuant to this Section 10.8 shall not be subject to arbitration.

10.09    Mutual Assurances.  Each Joint Venturer agrees to execute any documents that may be required of the
         Joint Venture in connection with any permitted transfer and in connection with approved admissions of new joint venturers.

                                                  ARTICLE XI
                                               EVENTS OF DEFAULT

11.1     Nature of Events.  An "Event of Default"  exists if any of the  following  occurs with  respect to any
         Joint Venturer and is continuing beyond any period of time provided for cure:

                  (i)      Capital   Contributions;   Loans.  A  Joint  Venturer  fails  to  make  any  Capital
                           Contribution  hereunder,  or loans in lieu  thereof  pursuant to Section  3.5.1 when and as due.

                  (ii)     Voluntary or  Involuntary  Transfer of Interest.  A Joint  Venturer's  Joint Venture
                           Interest is transferred,  in whole or in part,  voluntarily or  involuntarily,  to a third party in violation of Article X.

                  (iii)    Breach  of  Agreement.  A Joint  Venturer  breaches  or  fails  to  comply  with any provision of this Agreement,  other than (i) or (ii) above, in any material  respect
                           and

                                                      21

                           such failure continues for (a) more than sixty (60) days after receipt from any other Joint Venturer of notice of such breach or failure or (b) if such breach or failure can upon diligent effort be cured only upon a longer period than sixty
                           (60) days, such Joint Venturer fails to diligently pursue cure of such breach or failure after receipt of notice of such breach or failure and fails to give monthly reports in a timely fashion of the steps being taken to cure such breach or failure to each other Joint Venturer.

                  (iv)     Withdrawal;  Dissolution;  Bankruptcy.  Any of the events described in parts (i) and
                           (ii) of Section 12.3.1 occur with respect to a Joint Venturer.

11.2     Default Remedies.  If an Event of Default exists, any other Joint Venturer may exercise, in its own right and on behalf of the Joint Venture, any right, power, or remedy permitted to it by law or at equity, including the remedy of specific performance, and the defaulting Joint Venturer shall indemnify each nondefaulting Joint Venturer from all loss, cost or damages arising from any Event of
         Default caused by such defaulting Joint Venturer.  In addition, provided that a non-defaulting Joint
         Venturer first provides written notice to the defaulting Joint Venturer to the effect that such non-defaulting Joint Venturer reasonably believes that the effect of such default may adversely affect the financial condition, operations, or prospects of the Joint Venture or such non-defaulting
         Joint Venturer, such non-defaulting Joint Venturer (i) may suspend performance of all or any of its obligations hereunder, including the obligation to make Capital Contributions, and (ii) shall have all the rights set forth in Section 12.3 should an event described therein have occurred.

                                                  ARTICLE XII
                                          DISSOLUTION AND LIQUIDATION

12.1     Term of Joint Venture.  The Joint Venture shall  continue from the Formation Date until  dissolved and terminated  pursuant  to the terms of this  Agreement.  Subject to the other terms and  conditions  of this  Agreement  and to the  applicable  rules  and  regulations  of the P SC,  this  Agreement  shall continue  in  existence  until the  earlier to occur of (i) the date which is  twenty-five  (25) years after the date the  Initial  Line is placed in  commercial  operation,  and for  periods of five years thereafter,  or (ii)  twenty-one (2 1) years after the death of the last to die of Joseph P. Kennedy's issue in being on the  Formation  Date:  provided,  however,  that any  Joint  Venturer  may  elect to terminate this  Agreement as of the end of such term or as of the end of any succeeding  extended five year period by giving each other Joint  Venturer  written  notice of such  election  not less than two years prior to the date such termination is to take effect.

12.2     Automatic Dissolution Upon Occurrence of Certain Events.

         12.2.1   Events.  The occurrence of any of following events shall result in the automatic  dissolution of the Joint Venture:

                                                      22

                  (i)      The expiration of the term of the Joint Venture as set forth in section 12.1;

                  (ii)     The sale or final  disposition  of all or  substantially  all of the  assets  of the
                           Joint Venture; or

                  (iii)    The termination of the Second Amended and Restated Joint Ownership Agreement.

         12.2.2   Effect.  Upon the  occurrence of an event of  dissolution  set forth in Section  12.2.1,  the
                  Joint  Venture  shall be  dissolved,  its  business  wound up and all of its  assets  sold or distributed in accordance with Section 12.4.

12.3     Dissolution Upon Occurrence of Other Events.

         12.3.1   Events.  Subject to Section  12.3.2,  the  occurrence  of any of the  following  events shall result in dissolution of the Joint Venture:

         (i)      The  dissolution  of a Joint  Venturer,  or filing of a certificate of dissolution by a Joint
                  Venturer,  or failure to maintain  its  existence or other  inability of a Joint  Venturer to continue in such capacity; or

         (ii)     The filing by a Joint  Venturer of a voluntary  petition  under any  bankruptcy or insolvency law; or the  adjudication  of a Joint Venturer as bankrupt or insolvent  under any bankruptcy or insolvency  law; or the  assignment  by a Joint  Venturer for the benefit of its creditors of all or substantially  all of its property;  or the appointment of a receiver or liquidator for a Joint  Venturer or for the property or business of a Joint  Venturer;  or,  proceedings shall  be  commenced  against  a Joint  Venturer  for any  relief  under  any  bankruptcy  or insolvency law, or any law relating to the relief of debtors,  readjustment of  indebtedness, reorganization,  arrangement,  composition or extension,  and, if such proceedings  shall not have been  commenced  against  such  Joint  Venturer,  such  proceedings  shall not have been dismissed,  nullified,  stayed or otherwise  rendered  ineffective  (but then only so long as such stay shall  continue in force or such  ineffectiveness  shall  continue)  within  ninety
                  (90) days after such proceedings shall have been commenced; or

         (iii)    The failure of a Joint Venturer to make Capital  Contributions  pursuant to Article III under circumstances  giving rise to a right in a  non-defaulting  Joint  Venturer  to dissolve  the
                  Joint Venture pursuant to Section 3.3.7 or 3.4.2; or

         (iv)     The occurrence of an Event of Default with respect to any Joint  Venturer,  Provided (a) such
                  Event of Default is not cured within  thirty (30) days of notice by any other Joint  Venturer and (b) such non-defaulting Joint Venturer

                                                      23

                  has given written notice to the  defaulting  Joint  Venturer that such  non-defaulting  Joint
                  Venturer  reasonably  believes  that the  effect of such  default  may  materially  adversely affect  the  financial  condition,  operations,  or  prospects  of the Joint  Venture or such non-defaulting Joint Venturer; or

         (v)      The election of a Joint Venturer to dissolve the Joint Venture pursuant to Section 10.7(i).

         12.3.2   Effect.  Upon the  occurrence  of an event set forth in Section  12.3.1,  the Joint  Venturer whose  withdrawal,  dissolution,  failure  to  maintain  existence,  bankruptcy,  insolvency, assignment,  failure to make Capital  Contributions,  change of control, Event of Default, or other act or omission  caused such event or, with respect to an event under  Section  12.3. 1
                  (v), the Joint  Venturer  whose Joint Venture  Interest was subject to  foreclosure  (in each instance,  the  "defaulting  Joint  Venturer")  shall have no further right to participate in the  management or control of the Joint Venture after the  occurrence of such event,  and any other Joint Venturers (the  "non-defaulting  Joint  Venturers")  shall have the right, at its or their  election,  (i) to continue  the  business of the Joint  Venture;  (ii) to cause the
                  Joint  Venture  to be  dissolved  and to  purchase  the entire  Joint  Venture  Interest  and
                  Ownership  Interest of the  defaulting  Joint  Venturer in  accordance  with Section  12.3.3, unless such  non-defaulting  Joint  Venturers  shall have exercised  their rights to purchase under Section 3.06 of the Joint  Ownership  Agreement or (iii) to liquidate the Joint Venture in  accordance  with Section  12.4. A  non-defaulting  Joint  Venturer  shall  exercise  such election  within  thirty (30) days after such  non-defaulting  Joint  Venturer  declares that such event of  dissolution  has  occurred  by giving  written  notice of its  election to the defaulting  Joint Venturer.  If a  non-defaulting  Joint Venturer fails to give notice of its election  within such time, the Joint Venture shall be liquidated in accordance  with Section
                  12.4.  The  non-defaulting  Joint  Venturers'  rights  hereunder  shall be in addition to any other rights or remedies it may have in law or in equity.

         12.3.3   Purchase of Interest.  If any  non-defaulting  Joint  Venturer gives notice to the defaulting
                  Joint  Venturer of its  intention to exercise its purchase  right under this Section  12.3.3, such non-defaulting  Joint Venturer shall be obligated to purchase,  and the defaulting Joint
                  Venturer  shall be  obligated  to sell,  the entire  Joint  Venture  Interest  and  Ownership
                  Interest of the  defaulting  Joint  Venturer.  In the event that more than one Joint Venturer shall exercise its right to purchase under this Section  12.3.3,  then such purchase shall be made on a pro rata basis in  proportion  to the  respective  Joint  Venture  Interests of the purchasing Joint Venturers.  The date on which any  non-defaulting  Joint Venturer makes such election  shall be the  "determination  date" and the purchase  price shall be  determined as follows:  the  non-defaulting  Joint  Venturer or Joint  Venturers and the  defaulting  Joint
                  Venturer  shall  determine by mutual  agreement the fair market value of the business and any other assets owned by the Joint Venture on the determination date.  If such

                                                      24

                  non-defaulting Joint Venturer or Joint Venturers and the defaulting Joint Venturer fail to agree as to such fair market value within thirty (30) days from the determination date, the issue shall be determined pursuant to Section 12.3.4. The purchase price for the entire interest of the defaulting Joint Venturer in the Joint Venture shall be equal to the amount which would be distributed to the defaulting Joint Venturer upon liquidation of the Joint
                  Venture in accordance with Section 12.4 if the business and such other assets of the Joint
                  Venture were sold at such fair market value and the proceeds distributed in liquidation.
                  Within thirty (30) days after such fair market value has been determined, such purchase price shall be paid in cash by the non-defaulting Joint Venturer or Joint Venturers exercising the right to purchase (each of whom shall be severally liable for such payment on a pro rata basis) to the defaulting Joint Venturer, and the defaulting Joint Venturer shall execute, acknowledge, and deliver to such non-defaulting Joint Venturer or Joint
                  Venturers all documents reasonably necessary to transfer the entire interest of the
                  Defaulting Joint Venturer in the Joint Venture to such non-defaulting Joint Venturer or
                  Joint Venturers or its or their respective nominees, free and clear of all liens and encumbrances other than liens or encumbrances contemplated or permitted by this Agreement.
                  Upon any such purchase the selling Joint Venturer shall not have any liability for any claims or obligations hereunder which arise after the date of such purchase, and each purchasing Joint Venturer shall indemnify the selling Joint Venturer from all such claims and liabilities.

         12.3.4   Appraisal.  Any valuation or related controversy or claim arising out of Section 12.3.3 of this Agreement shall be settled by arbitration in accordance with Section 13.2.

12.4     Winding up and Liquidation.  If the Joint Venture is dissolved pursuant to the provisions of Section
         12.2, the Management Committee shall continue to exercise its powers under this Agreement for the purpose of winding up the business of the Joint Venture and liquidating its assets in an orderly manner.  If the Joint Venture is dissolved pursuant to the provisions of Section 12.3, the non-defaulting Joint Venturers shall act in place and with full power of the Management Committee and Joint Venturers, including, without limitation the sale or other disposition of the business of and assets of the Joint Venture in whole or in parts as determined by the non-defaulting Joint
         Venturers in their sole discretion, but excluding the determination of the purchase price of the defaulting Joint Venturer's interest in the Joint Venture pursuant to Section 12 3. The Management
         Committee shall continue to allocate profits and losses during the period of liquidation in the manner set forth in the Agreement.  The proceeds from liquidation of the Joint Venture shall be applied in the order of priority set forth in Section 12.4.1. Any Joint Venture assets which are not sold and which are distributed in kind shall be valued and treated as though such assets were sold at fair market value and the deemed gain or loss shall be reflected in the Joint Venturer's Capital
         Account.  The Joint Venture shall engage in no new business during the period of such winding up.
         The Joint Venturers agree to execute any documents necessary to effectuate the foregoing.

                                                      25

                  12.4.1   Priority of  Liquidation;  Distribution.  Upon  dissolution  and  liquidation of the
                           Joint  Venture  pursuant  to this  Section  12,  after  payments  to  Joint  Venture creditors  (including  for this purpose the Joint  Venturers  as  creditors  and the
                           Tenants,  as creditors under the Joint  Ownership  Agreement) and  establishment  of appropriate  reserves and all other  adjustments and allocations  required  pursuant to this Agreement,  the Joint Venture's  property (i.e., the proceeds of liquidation and  unliquidated  assets) shall be distributed to the Joint  Venturers  through the date of such  distribution  to the  extent of, and in  proportion  to, the  positive balances in the Joint Venturers' respective Capital Accounts.

                  12.4.2   Reserves.  Any  reserves  established  in the course of such  distribution  shall be held  for so  long  as  the  Management  Committee,  in the  case  of a  dissolution pursuant to Section 12.2, or the  non-defaulting  Joint Venturers,  in the case of a dissolution  pursuant to Section  12.3,  shall deem  necessary in a special  account maintained by the Joint  Venture for the purpose of paying  contingent or unforeseen liabilities  or  obligations,  and shall  thereafter be  distributed in the order of priority  established in this Section 12.4.  For purposes of Section 12.4,  expenses of  dissolution  and  liquidation  shall be treated as debts and  obligations of the
                           Joint Venture.

                  12.4.3   Restoration  of  Deficit  Capital  Accounts.   Notwithstanding   the  provisions  of
                           Sections 3.2 and 3.3 hereof,  upon final  liquidation  and  dissolution of the Joint
                           Venture,  or upon  liquidation of a Joint  Venturer's  interest in the Joint Venture pursuant to Section 12.3, in the event that such Joint  Venturer's  Capital  Account has a deficit  balance  (after taking into account all Capital  Account  adjustments for the Joint Venture  taxable year during which final  liquidation  and dissolution occurs,  other than the  adjustment  set forth in this  Section  12.4.3,  such Joint
                           Venturer  shall  contribute  cash to the Joint  Venture  by the end of such  taxable year (or, if later,  within ninety (90) days after the date of such  liquidation) in an amount  equal to the deficit in its Capital  Account.  This amount  shall be paid to creditors  of the Joint  Venture  and/or  distributed  to the Joint  Venturers in accordance with their respective positive Capital Account balances then remaining.

12.5     Termination  Subject to Laws and  Regulations.  The night and power to  terminate  the Joint  Venture shall at all  times be  subject  to the  obligations  and  duties  of the  Joint  Venture  under  any applicable  laws  and  regulations,  and no  termination  shall  be  effected  unless  such  laws and regulations  shall have been  complied  with and any  transfer of the Joint  Venture's  business  and assets,  including  all  applicable  certificates,  shall  have been  validly  consummated  under the provisions of such laws and regulations.

                                                      26

                                                  ARTICLE XII
                                                  ARBITRATION

13.1     Management Committee Deadlocks.  Except as otherwise expressly provided in this Agreement, including without limitation Section 10.8, in the event that any question is submitted to or comes before the
         Management Committee and such question is not approved by the vote required in accordance with the provisions of Section 6.4, then any Joint Venturer may give to each other Joint Venturer notice that such Joint Venturer desires to secure the agreement of such other Joint Venturer or Joint Venturers to such matter, specifying the matter upon which agreement is desired and specifying the period of time within which such Joint Venturer desires that agreement shall be reached.  If agreement has not been reached within the time specified in the said notice, any Joint Venturer may give notice to each other Joint Venturer of submission of such matter to arbitration and thereafter such matter shall be determined by arbitration conducted in the manner provided in Section 13.2. Upon the giving of such notice, the Joint Venturers shall endeavor to agree upon the appointment of a single arbitrator.  If the Joint Venturers fail to appoint an arbitrator within sixty (60) days after notice of submission of such matter to arbitration has been given, each Joint Venturer shall appoint an arbitrator.  The arbitrators appointed by the Joint Venturer shall choose a single arbitrator
         (the "Arbitrator").  All arbitrators chosen by the Joint Venturers shall be qualified as to knowledge and experience in the subject matter of the dispute; and in the event that the issue in dispute is primarily legal in nature, such arbitrator(s) shall also be practicing attorneys.  Upon the decision by the Arbitrator with respect to any matter referred to arbitration pursuant to the provisions of this Section 13.1, the Joint Venturers shall take such reasonable steps as may be within their power to cause the course of action determined by the Arbitrator to be carried out.

13.2     Arbitration Procedure.  Except as otherwise provided in Section 13.1, any controversy or claim arising out of or relating to this Agreement shall be submitted to arbitration in New York, New York in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof

                                                  ARTICLE XIV
                                                    NOTICES

         Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given or delivered upon (i) hand delivery, or (ii) on the first day following delivery to a nationally recognized United States or Canadian overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iii) on the third day following delivery to the U.S. Postal Service or Canadian Post as certified or registered mail, return receipt requested, postage prepaid, if addressed to each Joint Venturer at the address set forth in this Article XIV and at such other addresses and to such other Persons as may be designated from

                                                      27

time to time by any Joint Venturer by written notice to the other Joint Venturers, or (iv) when telecopied or sent by facsimile transmission to each Joint Venturer, to be followed within three (3) days by delivery of a written copy of such communication.  Notice to a Joint Venturer's Representative or Alternate Representative
shall be deemed to be notice to such Joint Venturer.

         If to St. Clair:

                  St. Clair Pipeline Company, Inc.
                  50 Keil Drive North
                  Chatham, Ontario
                  N7M 5MI
                  Attention:   President

         If to ESPC:

                  Empire State Pipeline Company, Inc.
                  Nine Greenway Plaza
                  Houston, Texas 77046
                  Attention: Secretary

                  with a copy to:

                  Empire State Pipeline Company, Inc.
                  500 Renaissance Center
                  Detroit, Michigan 48243
                  Attention: President

                                                  ARTICLE XV
                                                 MISCELLANEOUS

15.1     Applicable  Law. This Agreement  shall be governed by and  interpreted in accordance  with the laws of the State of New York.  Each Joint Venturer  hereby  irrevocably  agrees that all claims in respect of any suit,  action or other  proceeding  arising out of or in  connection  with this  Agreement  or the subject  matter  hereof or any of the  transactions  contemplated  hereby  shall be brought  only in a relevant court of the State of New York or any United States District Court in the State of New York.

15.2     Laws and  Regulatory  Bodies.  This  Agreement,  the  operation  of the  Pipeline  and the  rights and obligations  of the Joint  Venturers  hereunder  shall be  subject to all valid and  applicable  laws, orders, court decisions,  directives,  rules and regulations of any duly constituted governmental body or official having Jurisdiction.

                                                      28

15.3     Waiver.  No  waiver  by any  Joint  Venturer  of  any  default  by any  other  Joint  Venturer  in the performance  of any provision,  condition or requirement  herein shall be deemed to be a waiver of, or in any manner release such other Joint Venturer from,  performance of any other  provision,  condition or  requirement  herein,  nor shall such waiver be deemed to be a waiver of or in any manner a release of  such  other  Joint  Venturer  from,  future  performance  of  the  same  provision,  condition  or requirement.  Any delay or omission of any Joint  Venturer to exercise any right  hereunder  shall not impair the  exercise  of any such right or any like right  accruing to it  thereafter.  No waiver of a right created by this Agreement by one Joint  Venturer shall  constitute a waiver of such right by any other Joint  Venturer  except as may  otherwise be required by law with respect to Persons not parties hereto.  The failure of a Joint Venturer to performing  its  obligations  hereunder  shall not release any other Joint  Venturer  from the  performance  of its  obligations,  except as  expressly  provided herein.

15.4     Modification.  This Agreement may not be modified, varied or amended except by an instrument in writing signed by all Joint Venturers.

15.5     Captions.  The titles to each of the various Articles and Sections in this Agreement are included for convenience of reference only and shall have no effect on, or be deemed as part of the text of, this Agreement.

15.6     Equal Employment Opportunity.  Operating Manager will not discriminate against any employees or applicant for employment because of race, color, religion, sex or national origin or because he or she is a disabled veteran or veteran of the Vietnam era or because of physical or mental handicaps in regard to any position for which he or she is qualified and will comply with the provisions 41
         CFRss.60-1.4(a) (I)-(7) 41 CFRss.60-250(a)-(m) and 41 CFRss.60-741.4(a)-(f), all of which are incorporated herein by reference to the extent such regulations are applicable.

15.7     Survival.  The liability of each Joint Venturer to pay its respective share of all costs and expenses incurred pursuant to Sections 3.1 and 3.2 through the date of any termination of this
         Agreement, and any interest accruing on or Default Expense relating to any Capital Contributions and
         Sections 2.8, 5.1.1, 5.1.2, 5.2.3, 6.6, Article VIII (other than Section 8.2) and Sections 11.2,
         12.4, 15.1, 15.7, 15.10 and 15.11 of this Agreement, including but not limited to all terms, provisions, conditions, and obligations therein, shall remain in full force and effect and shall survive the execution and/or termination hereof and shall not be deemed merged or extinguished by any other agreement or act unless specifically consented to in writing.

15.8     Entire Agreement.  This Agreement, together with the Second Amended and Restated Joint Ownership
         Agreement and the Construction Agreement and the exhibits hereto and thereto, constitutes the entire agreement between the Joint Venturers concerning the subject matter hereof and thereof and supersedes any prior or contemporaneous arrangements, understandings or written or oral agreements relative to said subject matter.

                                                      29

15.9     Severability.  Any provision of this Agreement prohibited by applicable law shall be invalid to the extent of such prohibition unless it is determined by the Management Committee that such prohibition invalidates the purposes or intent of this Agreement.

15.10    Parties Bound and Benefited.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; and nothing in this Agreement is intended to confer any right or impose any obligation upon any other Person.

15.11    Disposition of Documents.  All documents and records of the Joint Venture, including, without limitation all financial records, vouchers, canceled checks and bank statements shall be maintained by the Operating Manager (of the tax matters partner in the case of tax -records) in accordance with prudent record-keeping procedures, and as necessary to comply with the record-keeping requirements of the PSC and the Internal Revenue Service.  In the event any Joint Venturer ("Withdrawing Joint
         Venturer") ceases to be a Joint Venturer at any time prior to termination of the Joint Venture, and the Joint Venture is continued without the Withdrawing Joint Venturer, the other Joint Venturers agree that said documents and records of the Joint Venture, up to the date of the termination of the
         Withdrawing Joint Venturer's interest, shall be maintained by the Operating Manager, its successors and assigns for a period of not less than seven (7) years thereafter, and shall be available for inspection and examination by the Withdrawing Joint Venturer and by supervisory and regulatory authorities (through their representatives) during said seven (7) year period.

15.12    Disclosure.  Each Joint Venturer shall give notice to the other Joint Venturers of its interest, or the interest of any of its Affiliates, in any other business or undertaking which proposes to enter into any material business transactions with the Joint Venture.

15.13    Outside Interests.  No Joint Venturer shall be required to devote more of its time to Joint Venture affairs than reasonably may be required by the Joint Venture's business or by the terms and provisions of this Agreement.  Subject to the provisions of Section 5.02 of the Second Amended and
         Restated Joint Ownership Agreement, a Joint Venturer and its Affiliates may acquire property for its own account or jointly with others or in other capacities and may enter into joint ventures, partnerships or other relationships organized for purposes of engaging in any other activities whether or not similar to the activities of the Joint Venture, and neither the Joint Venture nor the other Joint Venturers shall have any rights in and to such independent ventures or the income or profits derived there from.

15.14    Brokerage Commissions.  No Joint Venturer or Affiliate of any Joint Venturer shall be entitled to any fee or commission by reason of any sale, leasing or other transfer of all or any portion of the assets of, or any interest in, the Joint Venture.

                                                      30

         IN WITNESS  WHEREOF,  the Joint  Venturers  have executed this  Agreement as of the day and year first above written.

                                            EMPIRE STATE PIPELINE COMPANY, INC.
                                            BY:
                                            TITLE:

                                                PIPELINE COMPA

                                                    TITLE:

                                SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                                  APPENDIX A
                                                  DEFINITIONS

Accounting Procedures - The procedures set forth in Appendix B hereto.

Additional Regulatory Application - as defined in Article I of the Second Amended and Restated Joint
Ownership Agreement.

Affiliates - Any person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another person.

Agreement, or this Agreement - the Second Amended and Restated Empire State Pipeline Operating Agreement, as
amended or supplemented.

Alternative Representative - The representatives of each Joint Venturer designated from time to time by notice to the other Joint Venturers who shall act in the absence of one of its Representatives.

Calendar Year - a period of 365 consecutive, or 366 consecutive days when a calendar year includes 29 days in
February, beginning at 8:00 a.m. Eastern Standard Time on the following January 1.

Capital Account - Each Joint Venturer's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury regulation thereunder, including adjustments to Capital Accounts required by
Section 704(b) of the Code and the Treasury regulations thereunder to reflect the business arrangements among the Joint Venturers pursuant to this Agreement and other agreements among the Joint Venturers with respect to the Pipeline.  In the event any interest of a Joint Venturer is transferred, the transferee shall succeed to the Capital Account of the transferor or to the extent it relates to the transferred interest.

Capital Contributions - The total amount of money contributed to the Joint Venture by a Joint Venturer in accordance with Article III.

Certified Public Accountant - Such nationally recognized firm of independent public accountants as may be selected from time to time by the Management Committee.

Code - United States Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of any succeeding law.

Construction Agreement - The Empire State Pipeline Construction Agreement, dated as of December 22, 1988, among St. Clair ESPC and ANR, as supplemented or modified from time to time.

                                                                                                                   2

Formation Date - The date specified in Section 2. 1.

Gas - Natural Gas having the physical and chemical qualities or permitted for acceptance by the Joint Venture
(i) under the Joint Venture tariffs at the time (a) in effect under appropriate order of regulatory agencies having jurisdiction, if applicable, or (b) on file with such regulatory agencies pursuant to application of the Joint Venture that such tariffs become effective, if applicable or (ii) otherwise as determined by the
Management Committee.

Incremental Expansion - As defined in Article I of the Second Amended and Restated Joint Ownership Agreement.

Initial Line - The 24-inch diameter trunk pipeline, approx. 155 miles in length, with related measurement facilities, which will ex-tend from Niagara Falls, New York to Syracuse, New York, traveling through the counties of Niagara, Erie, Genesee, Monroe, Ontario, Wayne, Cayuga, Oswego and Onondaga, as may be changed pursuant to the Amended and Restated Joint Ownership Agreement.

Interest Rate - An annual rate of interest equal to the higher of either eighteen percent (I 8%) or five (5)
percentage points over the Prime Rate, but in no event higher than the maximum rate permitted by law.

Joint Venture - The Joint Venture formed and existing pursuant to the provisions of this Agreement.

Joint Venture Interest - The interest of a Joint Venturer in the Joint Venture which, for all purposes of and throughout the term of this Agreement, shall be a fifty percent (50%) interest.

Joint Venturer - Each of the parties executing this Agreement or any Person substituted or admitted as a joint venturer in the Joint Venture pursuant to Article X.

Management Committee - The Management Committee provided for in Article VI.

New York Act - The New York Partnership Law, as amended from time to time.

Operating Manager - The Person selected by the Management Committee to operate and maintain the Pipeline from time to time in accordance with Section 4.1.

Ownership Interests - The undivided ownership interest of a Tenant in the Pipeline as defined in the Second
Amended and Restated Joint Ownership Agreement.

Person - An individual, a corporation, voluntary association, joint stock company, business trust, partnership or other entity.

                                                                                                                   3

Pipeline - The Empire State Pipeline, which shall include the Initial Line, any Incremental
Expansions thereof, any other property and facilities acquired, constructed, and owned by the
Tenants, as Tenants in Common, pursuant to the provisions of the Second Amended and Restated
Joint Ownership Agreement, and the capacity and use thereof

Prime Rate - The short-term base lending rate announced from time to time by Citibank, N.A. of New York, or the base or prime rate announced by any successor thereto, but in no event higher than the maximum rate permitted by law.

Prof-its or Losses - The taxable income or taxable loss of the Joint Venture, together with any income otherwise not included in computing taxable income or taxable loss, as determined as of the close of each year in accordance with the accounting methods adopted by the Joint Venture for federal tax purposes.

PSC - Public Service Commission of New York and any state commission, agency, or other state governmental body succeeding to the powers of such commission.

Representative - One representative of each Joint Venturer designated from time to time by notice to the other Joint Venturers to serve as a member of the Management Committee.

Second Amended and Restated Joint Ownership Agreement - The Empire State Pipeline Second Amended Joint
Ownership Agreement, dated as of September 27 1996, between St. Clair and ESPC, as amended, supplemented or modified from time to time.

Shipper(s) - Each Person which shall enter into a Transportation Agreement with the Joint Venture.

Third Person - A Person other than the Joint Venturers.

Transportation Agreement(s) - The transportation agreement(s) providing for the transportation of Gas in the
Pipeline.

                                                                                                 APPENDIX B

                                             ACCOUNTING PROCEDURES

                  These Accounting Procedures are a part of a certain Empire State Pipeline Second Amended and Restated Operating Agreement ("Operating Agreement") dated September 27 1996, between ST.  CLAIR PIPELINE
COMPANY, INC. and EMPIRE STATE PIPELINE COMPANY, INC.  This Exhibit shall govern the accounting procedures with regard to the billing and/or reimbursement of budgeted costs and emergency costs (as provided in Section
4.2(c) of the Operating Agreement) by the Operating Manager for the account or the benefit of the Joint
Venturers and payment of fees to the Operating Manager.

                                                   ARTICLE I
                                              GENERAL PROVISIONS

1.01     Definitions. The definitions set forth in the Operating Agreement and other terms defined therein are hereby incorporated by reference and made a part of these procedures unless otherwise defined herein.

1.02     Statements and Billing. The Operating Manager shall bill the Joint Venturers in proportion to their respective Joint Venture Interests on or before the 20th day of each calendar month for the estimated expenditures for the next succeeding month and any adjustments necessary to correct prior estimated billings to actual.  Such bills will be summarized by appropriate classifications and in detail sufficient to show the nature of expenditures made or to be made on behalf of the Joint
         Venturers.

1.03     Payment. Each written request issued pursuant to Section 3.3 of the Operating Agreement shall contain the following information:

                  (i)The amount of the Capital Contribution requested from each Joint Venturer, such amount
                  to be in proportion to each Joint Venturer's Joint   Venture Interest;

                  (ii)The purpose for which the Capital Contributions are to be applied in such reasonable detail as the Management Committee shall direct; and

                  (iii)The date on which the Joint Venture must receive the Capital Contributions (which date shall not be less than fifteen (15) following the date the request is given) and the method of payment, such date and method to be the same for each Joint Venturer.  Capital
                  Contributions shall be paid in immediately available funds.  If payment is not made within such time, then in addition to any other rights and remedies available to the Joint
                  Venture, the unpaid balance shall bear interest until paid at the Interest

Rate during the period from such specified date to and including the date payment is received.

1.04     Adjustments.  Payment of any such bills shall not prejudice the right of any Joint Venturer to protest or question the correctness thereof, provided, however, all bills and statements rendered to the Joint Venturers by the Operating Manager during any Calendar Year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such Calendar Year, unless prior to the end of said 24-month period a Joint Venturer takes written exception thereto and makes a claim on the other for adjustment.  Any amount questioned by either Joint Venturer and found to be incorrect shall be paid to the Joint Venturer entitled thereto.

1.05     Disputed Charges.  Any Joint Venturer may, within the time provided in Section 1.04, take written exception to any bill or statement rendered by the Operating Manager for any expense on the ground that the same was not correct or incurred in accordance with the provisions of the Operating
         Agreement.  The Joint Venturers or any of them shall nevertheless pay in full when due the amount of all statements submitted by the Operating Manager.  Such payment shall not be deemed a waiver of the right of the Joint Venturers or any of them to recoup any contested portion of any bill or statement.  However, if the amount as to which such written exception is taken or any part thereof is ultimately determined not to be correct or not properly incurred, such amount or portion thereof
         (as the case may be) shall be paid to the Joint Venturer entitled thereto.

1.06     Financial Records.  The Operating Manager shall maintain accurate books and records in accordance with generally accepted accounting principles and in accordance with the prescribed accounting requirements or system of accounts mandated by any regulatory body or government agency, both federal and state, if any, having Jurisdiction over the Operating Manager or thePipeline.

1.07     Audit.  The Joint Venturers or any of them shall have the right at all reasonable times during normal business hours to audit, at its own expense, all books and records of the operating Manager relating to the amounts or items billed.  Each Joint Venturer shall have two (2) years after the close of a Calendar Year in which to make an audit of an Operating Manager's records for such
         Calendar Year.  No item shall be adjusted unless a claim therefor is presented or adjustment is initiated within two (2) years after the close of the Calendar Year in which the statement therefor is rendered, and in the absence of such timely claims or adjustments, the bills and statements rendered shall be conclusively established as correct: provided, however, this shall not prevent adjustment resulting from physical inventory of a property.

                                                      B-2

                                                  ARTICLE II
                                       COSTS, EXPENSES, AND EXPENDITURES

2.01     Reimbursement of Expenses.  Subject to the limitations and determinations hereinafter prescribed and the provisions of the Operating Agreement, the Operating Manager shall charge the Joint Venture and the Joint Venture shall pay the Operating Manager for all costs, expenses and agreed upon administrative costs reasonable incurred in connection with the operation, repair and maintenance of the Initial Line and, except as provided in Section 10.09.3 of the Amended and Restated Joint
         Ownership Agreement, any Incremental Expansion undertaken by the Operating Manager, in connection with the provision of management services and for all related and incidental costs, including, without limitation, the following: costs, expenses, and expenditures directly paid by the Operating
         Manager or reimbursed by the Operating Manager to independent contractors or subcontractors; plant, property and equipment; salaries and wages; payroll taxes; material, supplies and miscellaneous equipment; employee expenses, autos, trucks and equipment costs: legal expenses and claims; taxes;
         permits, licenses and bonds: Third Person services- insurance, transportation; office expenses;
         regulatory filing fees; reimbursed administration and general expense overheads; and computer and data processing expenses.

                                                      B-3

                                                  APPENDIX C

                                             EMPIRE STATE PIPELINE
                                             Rules and Regulations
                                                      of
                                           The Management Committee
                                               September 27 1996

                                               TABLE OF CONTENTS

ARTICLE I.                 Meetings of the Management Committee                                      1

Section  1.                Organizational Meeting                                    1
Section  2.                Regular Meetings                                          1
Section  3.                Special Meetings                                          1
Section  4.                Notices of Meetings; Waiver                               2
Section  5.                Delivery of Notices                                       2
Section  6.                Quorum                                                    2
Section  7.                Action without a Meeting                                  2

ARTICLE II.                Officers                                                  2

Section  1.                Officers                                                  2
Section  2.                Powers and Duties in General                              3
Section  3.                Chairman                                                  3
Section  4.                President                                                 3
Section  5.                Secretary                                                 3
Section  6.                Treasurer                                                 3
Section  7.                Assistant Secretary                                       4
Section  8.                Contracts                                                 4
Section  9.                Surety Bonds                                              4
Section 10.                Directions to Operating Manager                           4

ARTICLE III                Subcommittees                                             4

Section  1.                Establishment of Subcommittees                            4
Section  2.                Membership                                                4
Section  3.                Subcommittee Recommendations                              4

                                             EMPIRE STATE PIPELINE

                                             RULES AND REGULATIONS

                                                      OF

                                           THE MANAGEMENT COMMITTEE

         By the Second Amended and Restated Operating Agreement (the "Operating Agreement") dated as of
September 27, 1996, the Joint Venturers have associated themselves as general partners for the purpose of the operation and maintenance of Empire State Pipeline, a New York joint venture (the "Joint Venture").  The
Operating Agreement generally contemplates that the business of the Joint Venture will be managed by a
Management Committee comprised of a Representative of each Joint Venturer.  The following Rules and
Regulations of the Management Committee are hereby adopted by agreement of the Joint Venturers.  AR terms used herein which are defined in the Operating Agreement shall have the respective meanings specified in the
Operating Agreement, as the same may be amended from time to time, unless the context otherwise requires.
Furthermore, as used herein the term "Representative" shall include within its meaning a duly appointed
Alternate Representative.  Any action taken by a Representative or Alternate Representative shall be conclusive evidence of such Representative's authority to act for the Joint Venturer such person represents.
In the event of any conflict between these Rules and Regulations and the Operating Agreement, the Operating
Agreement shall govern.

                                                   ARTICLE I
                                     MEETINGS OF THE MANAGEMENT COMMITTEE

         Section 1. Organizational Meeting.  A meeting of the Management Committee shall be held, or action taken by unanimous written consent in lieu thereof, within ten (10) days after the Formation Date of the
Joint Venture for organizational purposes and to transact such other business as may properly come before the meeting.

         Section 2. Regular Meetings.  Regular meetings of the Management Committee shall be held at such place and hour and on such day as may be fixed by resolution of the Management Committee and notice shall be given of such meetings.  At least two regular meetings shall be held each calendar year.  The time and/or place of holding regular meetings of the Management Committee may be changed by the Management Committee or by the Chairman by giving notice thereof as provided in this Article 1.

         Section 3. Special Meetings.  A special meeting of the Management Committee shall be held whenever called by the Management Committee or by any Representative at such place and hour and on such day as may be stated in the notice of the meeting in accordance with Section 4 of this Article 1.

         Section 4. Notices of Meetings; Waivers.  Notice of the time and place of, and in the case of special meetings, general nature of the business to be transacted, and notice of any change in the time or place of holding the regular meetings of the Management committee, shall be given to each Representative
(with a copy to each Alternate Representative) at leave five (5) business days before the date of the meeting; provided, however, that notice of any meeting need not be given to any Representative if waived by the Representative in writing either before or after the time of the action for which notice is required, or if such Representative is present at such meeting; such waiver or attendance shall be deemed the equivalent of notice.

         Section 5. Delivery of Notices.  Whenever any notice is required or permitted by these Rules and
Regulations to be given, such notice shall be deemed to have been given or delivered upon (i) personal delivery or (ii) on the first day following delivery to a nationally recognized overnight courier service, fee prepaid, return receipt requested, or (iii) on the third day following delivery to the U.S. Postal
Service or Canadian Post, as certified or registered mail, return receipt requested, postage prepaid, if addressed to each Representative or Alternate Representative at the address set forth with respect to the relevant Joint Venturer in Article XIV of the Operating Agreement, or to such other address as may be designated from time to time by written notice to the Representatives and Alternate Representatives of each other Joint Venturer, or (iv) when telecopied or sent by facsimile transmission to the Joint Venturer, to be followed within three (3) days by delivery of a written copy of such communication.

         Section 6. Quorum.  Attendance by at least one Representative or Alternate Representative of Joint
Venturers constituting a majority of the Joint Venture Interests shall be necessary to constitute a quorum at any meeting of the Management Committee for the transaction of business, but a lesser number may adjourn until a quorum is present.  Each Joint Venturer shall designate at any meeting of the Management Committee one Representative or Alternate Representative who shall be entitled to cast one vote on behalf of such Joint
Venturer.  Representatives (and Alternate Representatives, as the case may be) may, with their consent, participate in any meeting of the Management Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at any such meeting.

         Section 7. Action without a Meeting.  Any action which may be taken at a meeting of the Management
Committee may be taken without a meeting if consent in writing setting forth the action so taken, or a counterpart thereof, shall be signed by the Representative (or Alternate Representative) of each Joint
Venturer and filed with the Secretary.

                                                  ARTICLE II
                                                   OFFICERS

         Section 1. Officers.  The officers of the Joint Venture shall consist of a Chairman of the
Management Committee, a President, a Secretary, and an Assistant Secretary.  The Chairman,

                                                      C-2

President, Secretary, and Assistant Secretary, respectively, shall be designated by the Management
Committee.  The Management Committee may from time to time appoint such officers, or appoint such agents, with such authority and duties as the Management Committee may determine.  Each officer shall hold office until such officer's successor is appointed and qualified or until such officer's death, ineligibility to serve or removal in accordance with the Operating Agreement.

         Section 2. Powers and Duties in General.  The officers of the Joint Venture shall have such powers and duties as generally pertain to their respective offices except as modified or supplemented herein or by the Management Committee, as well as such powers and duties as from time to time may be conferred by the
Management Committee.

         Section 3. Chairman.  The Chairman shall preside at all meetings of the Management Committee and have such power and authority as may be from time to time conferred by the Management Committee.  The
Chairman shall endeavor to see that all orders, directives and policies of the Management Committee are carried out.

         Section 4. President.  In the absence of the Chairman or in the event of the Chairman's inability or refusal to act, the President shall perform the duties of the Chairman, and when so acting shall have the powers of and be subject to all restrictions imposed upon the Chairman.  The President shall also perform such other duties as the Management Committee may from time to time prescribe.

         Section 5. Secretary.  The Secretary shall have care and custody of the original record books of the
Joint Venture containing minutes of all meetings, notices of meetings and consents of the Management
Committee, and care and custody of such other document and papers as the Management Committee shall direct.
If requested by a Representative, the Secretary shall give, or cause to be given, notice of all special meetings of the Management Committee.  The Secretary shall also perform such other duties as the Management
Committee may from time to time prescribe.  The Secretary need not be a Representative or Alternate
Representative.

         Section 6. Treasurer.  In the event the Management Committee decides at any time not to have the
Joint Venture's treasury functions performed by the Operating Manager for the Pipeline, the Management
Committee shall appoint a Treasurer who shall have general supervision of the funds, securities, notes, drafts, acceptances, and other commercial paper and evidences of indebtedness of the Joint Venture and shall determine that funds belonging to the Joint Venture are kept on deposit in such banking institutions as the
Management Committee may from time to time direct.  The Treasurer shall determine that accurate accounting records are kept and may, for purposes of any such determination, rely upon reports of the certified public accountants of the Joint Venture, and the Treasurer shall render reports of the same and of the financial condition of the Joint Venture to the Management Committee at any time upon request.  The Treasurer shall perform all other duties commonly incident to such office and such other duties as the Management Committee may from time to time prescribe.

                                                      C-3

         Section 7. Assistant Secretary.  At the request of the Secretary or in the Secretary's absence or inability or refusal to act, the Assistant Secretary shall perform part of all of the Secretary's duties.
The Assistant Secretary shall also perform such other duties as the Management Committee may from time to time prescribe.  The Assistant Secretary need not be a Representative or Alternate Representative.

         Section 8. Contracts.  The Chairman and the President (or such other person expressly approved by the Management Committee) may each sign on behalf of the Joint Venture any contracts, agreements, bonds and mortgages and any applications or other documents to be filed with governmental authorities which the
Management Committee has explicitly authorized to be signed on behalf of the Joint Venture.

         Section 9. Surety Bonds.  If the Management Committee shall so require, any officer or agent of the
Joint Venture shall execute and deliver to the Management Committee a bond in such sum and with such surety or sureties as the Management Committee may direct, conditioned upon the faithful performance of such officer's or agent's duties to the Joint Venture.

         Section 10.  Directions to Operating Manager.  All directions of the Management Committee to the
Operating Manager shall be signed by at least one representative or Alternate Representative of each Joint
Venturer, subject to the provisions of Sections 12.3.2 of the Operating Agreement.

                                                  ARTICLE III
                                                 SUBCOMMITTEES

         Section 1. Establishment of Subcommittees.  The Management Committee may establish such subcommittees from time to time as it may determine, with such duties and members as the Management Committee may determine, provided that each Joint Venturer shall have the right to appoint an equal number of members to any such subcommittee.

         Section 2. Membership.  A member of a subcommittee shall serve until such member's successor shall be duly appointed or until such member's death, ineligibility to serve, resignation or removal by the Joint
Venturer which appointed such member.

         Section 3. Subcommittee Recommendations.  The recommendations of subcommittee shall not be considered as an act or authorization of the Management Committee or the Joint Venture and, unless expressly authorized by the Management Committee, subcommittees shall only make recommendations to the Management
Committee for its consideration and shall have no authority to deal with any Person other than the Joint
Venture, the Joint Venturers, unless so directed.  The failure on the part of any subcommittee to make a recommendation with respect to any matter shall not limit the power and authority of the Management Committee or the officers of the Joint Venture (acting within the scope of their authority) to take action with respect to such matters

                                                      C-4

nor shall any such failure limit the authority of the Operating Manager to take action with respect to such matter in the name and on behalf of the Joint Venture in accordance with the Operating Agreement and any appropriate directions of the Management Committee.

                                                      C-5